                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                INTERFACE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (INTERFACE(R) LOGO)

                                INTERFACE, INC.
                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 18, 1995
                             ---------------------

     The annual meeting of shareholders of Interface, Inc. (the "Company") will be held on Thursday, May 18, 1995, at 10:00 a.m., at the Company's office located at Orchard Hill Road, LaGrange, Georgia, for the purpose of considering and voting upon:

     1. The election of 13 members of the Board of Directors, six directors to be elected by the holders of the Company's Class A Common Stock and seven directors to be elected by the holders of the Company's Class B Common Stock.

     2. If presented, a proposal submitted by two shareholders requesting implementation of the MacBride Principles concerning employment practices of the Company's subsidiary that has a facility in Northern Ireland.

     3. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 22, 1995 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please complete, sign and date the Proxy, and return it promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is a copy of the Company's 1994 Annual Report to Shareholders.

                                          By order of the Board of Directors

                                          DAVID W. PORTER
                                          ----------------------------------
                                          DAVID W. PORTER
                                          Secretary

April 10, 1995

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                INTERFACE, INC.

                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                             ---------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for Class A Common Stock and Class B Common Stock by the Board of Directors of Interface, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on May 18, 1995, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 13, 1995.

     The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 22, 1995. On that date, the Company had outstanding and entitled to vote 15,160,728 shares of Class A Common Stock and 3,074,625 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company's Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

     Each Proxy for Class A Common Stock ("Class A Proxy") or Class B Common Stock ("Class B Proxy") that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder (except that all Class B shares subject to a certain voting agreement, described on page 7 below, will be voted as directed by the proxy appointed under such agreement). If no specification is made, the Proxy will be voted FOR the election of the nominees (Class A or Class B, as the case may be) listed below under the caption "Nomination and Election of Directors", and AGAINST the proposal, if presented, to implement the MacBride Principles, as described in this Proxy Statement. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (to establish a quorum). Abstentions are the equivalent of a non-vote since directors are elected by a plurality of the votes cast and the proposal concerning the MacBride Principles, if presented, would be approved if the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph. The Company also has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company's Common Stock. The fee for such assistance will be $5,000 (plus expenses).

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has set the number of directors at 13. The holders of Class B Common Stock are entitled to elect a majority (seven) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (six) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

     In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than six nominees or Class B Proxy be voted for more than seven nominees. All of the nominees are currently directors of the Company, and management of the Company has no reason to believe that any nominee will not serve if elected.

     Certain information relating to each nominee proposed by the Board, including his or her principal occupation during the past five years, is set forth below.

                                CLASS A NOMINEES

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Carl I. Gable (55).............  Mr. Gable, a director since March 1984, is an attorney-at-law in the Atlanta law firm of Booth, Wade &
                                 Campbell. Mr. Gable was a private investor and business
                                 consultant from January 1991 until joining Booth, Wade &
                                 Campbell in September 1992. From June 1985 to December 1990
                                 he served as Vice Chairman of Intermet Corporation, a
                                 multinational iron castings manufacturer.
Dr. June M. Henton (55)........  Dr. Henton was elected as a director in February 1995 to fill the vacancy created by the Board's increase of the
                                 number of directors from 13 to 14. (A director of the
                                 Company, Arie Glimmerveen, will not be standing for
                                 reelection, so the Board will consist of 13 directors
                                 following the annual meeting.) Since 1985, Dr. Henton has
                                 served as Dean of the School of Human Sciences at Auburn
                                 University, which includes a program in interior
                                 environments. Dr. Henton, who received her Ph.D. from the
                                 University of Minnesota, is an accomplished author and
                                 lecturer on child and family issues. She has provided
                                 leadership for a wide variety of professional, policy and
                                 civic organizations. As a charter member of the Operating
                                 Board of the National Textile Center, Dr. Henton has
                                 significant expertise in the integration of academic and
                                 research programs spanning the textile industrial complex.
J. Smith Lanier, II (67).......  Mr. Lanier has been a director since 1973. He is Chairman and Chief Executive Officer of J. Smith Lanier & Co., a
                                 general insurance agency based in West Point, Georgia. Mr.
                                 Lanier also serves as a director of Intercel, Inc., a
                                 cellular telephone company based in West Point, and National
                                 Vision Associates, Ltd., a Lawrenceville, Georgia based
                                 operator of retail optical centers. He also serves on the
                                 Boards of numerous nonprofit organizations.

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Leonard G. Saulter (68)........  Mr. Saulter has been a director since July 1987. He served as a Senior Vice President of the Company from October 1987 until June 1991. He served as President of Guilford of
                                 Maine, Inc., the Company's interior fabrics subsidiary,
                                 until January 1990, and as Guilford's Chairman from January
                                 1990 until his retirement in June 1991. In October 1993, Mr.
                                 Saulter resumed the position of President of Guilford on an interim basis, serving until March 1994.
David G. Thomas (69)...........  Mr. Thomas, a director since February 1991, is Chairman of
                                 The Fleming Enterprise Investment Trust PLC, an investment company located in the United Kingdom. Mr. Thomas has served as a director of the Company's modular carpet subsidiary in the U.K., Interface Europe Ltd. (formerly Interface Flooring
                                 Systems Ltd.), since October 1985. Mr. Thomas also serves as a director of Dover Corporation and Carlisle Companies,
                                 Inc., two U.S. based companies involved in the industrial
                                 equipment business.
Clarinus C. Th. van Andel        Mr. van Andel, who has been a director since October 1988,
  (65).........................  is a partner in the law firm of Schut & Grosheide,
                                 Amsterdam. He has served as Chairman of the supervisory
                                 board of Interface Europe B.V. (formerly Interface Heuga
                                 B.V.), the Company's modular carpet subsidiary based in the
                                 Netherlands, since 1984.

                                CLASS B NOMINEES

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------

Ray C. Anderson (60)...........  Mr. Anderson, Chairman of the Board, President and Chief
                                 Executive Officer, has served as Chairman and Chief
                                 Executive Officer of the Company since its founding in 1973.
                                 Mr. Anderson also serves as a director of Bank South
                                 Corporation.
Brian L. DeMoura (49)..........  Mr. DeMoura, elected to the Board in May 1994, became a
                                 Senior Vice President of the Company and President and Chief
                                 Executive Officer of Guilford of Maine, Inc. in March 1994.
                                 From August 1990 until joining the Company, Mr. DeMoura
                                 served as President and CEO of Fashion Fabrics of America,
                                 Inc., an Orangeburg, South Carolina based producer of
                                 fabrics for the upscale men's and women's apparel markets.
                                 From December 1988 until January 1990, he served as Vice
                                 President and General Manager of the Yarn Sales Division of
                                 Doran Textiles, Inc., a Shelby, North Carolina based
                                 producer of novelty yarns for the apparel and home
                                 furnishing markets.

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Charles R. Eitel (45)..........  Mr. Eitel joined the Company in November 1993 as President of Interface Flooring Systems, Inc. (the Company's principal
                                 U.S. modular carpet subsidiary, based in LaGrange, Georgia)
                                 and Interface Americas, Inc. (a wholly-owned U.S. holding
                                 company), with responsibility for the Company's modular
                                 carpet operations throughout the Americas. He also became a
                                 Senior Vice President of the Company at that time. He was
                                 elected as a director in February 1994. In October 1994, Mr.
                                 Eitel was appointed to the newly created position of
                                 Executive Vice President (President and CEO, Floorcoverings
                                 Group), thereby assuming overall responsibility for the
                                 Company's worldwide carpet business. From July 1987 until
                                 joining the Company, Mr. Eitel served as President of the
                                 Floorcoverings Division (based in Dalton, Georgia) of
                                 Collins & Aikman Corporation. Collins & Aikman is a
                                 diversified textile producer, headquartered in New York. Mr.
                                 Eitel also serves as a director of Weeks Corporation, an
                                 industrial real estate company based in Atlanta.
David Milton (59)..............  Mr. Milton has been a director since February 1992. He joined the Company in January 1992 as a Senior Vice
                                 President. Upon joining the Company, Mr. Milton also became
                                 President of Interface Asia-Pacific, Inc. (a wholly-owned
                                 U.S. holding company) and assumed responsibility for the
                                 Company's operations in Japan, China, Southeast Asia,
                                 Australia, New Zealand and the Pacific Islands. Prior to
                                 joining the Company, Mr. Milton was an independent
                                 management consultant.
Royce R. Renfroe (48)..........  Mr. Renfroe has served, for the past five years, as
                                 President and Chief Executive Officer of Bentley Mills,
                                 Inc., a California based producer of broadloom and modular carpet for commercial and institutional applications,
                                 acquired by the Company in June 1993. Mr. Renfroe was
                                 elected as a director in February 1994, and he became a
                                 Senior Vice President of the Company at that time.
Don E. Russell (57)............  Mr. Russell has been a director since 1974. He was Vice
                                 President -- Marketing until 1986 when he became a Senior
                                 Vice President. Mr. Russell has served as Managing Director of the Company's United Kingdom modular carpet subsidiary
                                 since 1989. Mr. Russell assumed responsibility for the
                                 balance of the Company's European operations in February
                                 1991 when he became President of Interface Europe, Inc. (the
                                 Company's U.S. holding company for its subsidiaries in
                                 Europe). In November 1991, he became President and Chief
                                 Executive Officer of Interface Europe B.V., and relocated
                                 his base of operations to the Netherlands.

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
C. Edward Terry (60)...........  Mr. Terry has been a director since February 1989 and a
                                 Senior Vice President since 1987. He has served as President of Rockland React-Rite, Inc. and Interface Research
                                 Corporation since 1987 and 1988, respectively. (Rockland
                                 React-Rite, Inc. is the Company's chemical producing
                                 subsidiary, and Interface Research Corporation provides
                                 research and development services to the Company's carpet, interior fabrics and chemical businesses.) Mr. Terry also
                                 has served, since 1990, as President of Pandel, Inc., a
                                 subsidiary of the Company producing vinyl carpet tile
                                 backing and specialty mat and foam products. He served as
                                 President of Interface Flooring Systems, Inc. and Interface
                                 Americas, Inc. from February 1991 until November 1993.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, election of each of the six Class A nominees requires a plurality of the votes cast by the Company's outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the seven Class B nominees requires a plurality of the votes cast by the Company's outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

     The following table sets forth, as of February 1, 1995 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group.

                                                       AMOUNT AND                      PERCENT OF
          BENEFICIAL OWNER               TITLE          NATURE OF        PERCENT         CLASS A
      (AND BUSINESS ADDRESS OF             OF          BENEFICIAL           OF            AFTER
             5% OWNERS)                  CLASS        OWNERSHIP(1)       CLASS(1)     CONVERSION(2)
- ------------------------------------    --------    -----------------    --------     -------------
Ray C. Anderson                         Class A        13,826 (3)             *             9.7%
  2859 Paces Ferry Road, Suite 2000     Class B     1,612,463 (4)          52.4%
  Atlanta, Georgia 30339
Ariel Capital Management, Inc.          Class A     3,539,430 (5)(6)       23.4%
  307 N. Michigan Avenue
  Chicago, Illinois 60601
David L. Babson & Company, Inc.         Class A     1,260,100 (5)(7)        8.3%
  One Memorial Drive
  Cambridge, Massachusetts 02142
FMR Corp.                               Class A     1,127,634 (5)(8)        7.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Brian L. DeMoura                        Class B         8,000 (9)             *               *

                                                       AMOUNT AND                      PERCENT OF
          BENEFICIAL OWNER               TITLE          NATURE OF        PERCENT         CLASS A
      (AND BUSINESS ADDRESS OF             OF          BENEFICIAL           OF            AFTER
             5% OWNERS)                  CLASS        OWNERSHIP(1)       CLASS(1)     CONVERSION(2)
- ------------------------------------    --------    -----------------    --------     -------------
Charles R. Eitel                        Class A         7,956 (10)            *               *
                                        Class B        50,000 (10)          1.6%
Carl I. Gable                           Class A         5,983 (11)            *               *
                                        Class B        20,622                 *
June M. Henton                                           None
J. Smith Lanier, II                     Class A        10,500 (12)            *             1.0%
                                        Class B       148,824 (12)          4.8%
David Milton                            Class A        17,782 (13)            *               *
                                        Class B        60,000 (13)          2.0%
Royce R. Renfroe                        Class A        19,834 (14)            *
Don E. Russell                          Class A         9,692 (15)            *               *
                                        Class B        84,732               2.8%
Leonard G. Saulter                      Class A         2,000 (16)            *
C. Edward Terry                         Class A        79,470 (17)            *
David G. Thomas                         Class A         5,000                 *
Clarinus C. Th. van Andel               Class A        50,000 (18)            *
All executive officers and directors    Class A       316,043 (19)          2.1%           13.3%
  as a group (17 persons)               Class B     1,984,641 (20)         64.5%

- ---------------

   * Less than 1%.

 (1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

 (2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares he or they own into Class A shares.

 (3) Includes 2,000 shares held by Mr. Anderson's wife and 11,826 shares issuable upon conversion of Interface, Inc. 8% Convertible Subordinated Debentures ("Debentures") held by The Ray C. Anderson Foundation, Inc. (a nonprofit corporation of which Mr. Anderson is a director). Mr. Anderson disclaims beneficial ownership of the shares owned by his wife.

 (4) Does not include shares of Class B Common Stock subject to the voting agreement described below that are not owned of record by Mr. Anderson.

 (5) Based upon information included in statements provided to the Company by such beneficial owners. Information is as of December 31, 1994.

 (6) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients, and Ariel disclaims beneficial ownership of such shares. Ariel, in its capacity as investment advisor, has sole voting power with respect to 2,538,955 shares and shared voting power with respect to 229,900 shares. Ariel has sole investment power with respect to all such shares. (John W. Rogers, Jr., President and a controlling person of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)

 (7) David L. Babson & Company, Inc. ("Babson"), in its capacity as investment advisor, has sole voting power with respect to 722,200 shares and shared voting power with respect to 537,900 shares. Babson has sole investment power with respect to all such shares.

 (8) Includes 171,584 shares issuable upon conversion of Debentures. Fidelity Management & Research Company and Fidelity Management Trust Company, wholly-owned subsidiaries of FMR Corp. ("FMR"), beneficially own such shares in their respective capacities as investment advisor and investment manager to several investment companies and institutional investors. FMR has sole voting power with respect to 252,369 shares. FMR has sole investment power with respect to all such shares. (Edward C. Johnson, III, Chairman and a controlling person of FMR, may be deemed to have sole voting power with respect to 252,369 shares and sole investment power with respect to all such shares, as well. Mr. Johnson, together with various Johnson family members and trusts for the benefit of Johnson family members, form a controlling group with respect to FMR.)

 (9) All such shares may be acquired by Mr. DeMoura pursuant to exercisable stock options.

(10) Mr. Eitel has the right to acquire 2,956 of such Class A shares upon conversion of Debentures and all such Class B shares pursuant to exercisable stock options.

(11) Includes 5,913 shares that Mr. Gable has the right to acquire upon conversion of Debentures, and 70 shares held by Mr. Gable as custodian for his son.

(12) Includes 200 Class A shares and 78,502 Class B shares held by Mr. Lanier's wife. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.

(13) Mr. Milton has the right to acquire 14,782 of such Class A shares upon conversion of Debentures and all such Class B shares pursuant to exercisable stock options.

(14) Includes 8,000 shares that Mr. Renfroe has the right to acquire pursuant to exercisable stock options, and 11,834 shares that may be acquired by Mr. Renfroe upon conversion of 1,750 shares of Interface, Inc. Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock").

(15) Includes 8,000 shares that Mr. Russell has the right to acquire pursuant to exercisable stock options.

(16) All such shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares.

(17) Includes 2,228 shares held by Mr. Terry as custodian for his daughter, 427 shares held by Mr. Terry's wife and 40,000 shares that Mr. Terry has the right to acquire pursuant to exercisable stock options. Mr. Terry disclaims beneficial ownership of the shares owned by his wife.

(18) All such shares may be acquired by Mr. van Andel pursuant to exercisable stock options.

(19) Includes an aggregate of 245,311 shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options (198,000 shares) and upon conversion of Series A Preferred Stock (11,834 shares) and Debentures (35,477 shares).

(20) Includes 118,000 shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options.

VOTING AGREEMENT

     Certain holders of Class B Common Stock of the Company have entered into a voting agreement providing for certain of their Class B shares to be voted as a block in the manner determined by the record owners of a majority of the shares subject to the agreement. The voting agreement expires on April 13, 1998. The shares of Class B Common Stock subject to the agreement exceed a majority of the outstanding shares of Class B Common Stock. Ray C. Anderson owns a majority of the shares subject to the agreement, and thus can direct the voting of the entire block. (The voting agreement gives Mr. Anderson the right of first refusal to purchase any shares subject to the agreement that are proposed to be sold in the public market or in a private transaction.) The parties to the voting agreement irrevocably appointed Mr. Anderson their proxy and attorney-in-fact to vote the shares subject to the agreement; thus all Class B Proxies received by the Company relating to shares subject to the voting agreement shall be voted as directed by Mr. Anderson, regardless of the instructions reflected on such Proxies. Mr. Anderson has indicated that he intends to direct the voting of all shares subject to the voting agreement in favor of the nominees listed above under the heading "Nomination and Election of Directors -- Class B Nominees", and thus their election is assured. Mr. Anderson also has indicated that he intends to direct the voting of such shares against the proposal (if presented) to implement the MacBride Principles, which is described below.

                    EXECUTIVE COMPENSATION AND RELATED ITEMS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (based on salary/bonus earned in fiscal 1994) for each of the last three fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE

- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term
                               Annual Compensation                                 Compensation
                                                                                  ---------------
                                                                                      Awards
- -------------------------------------------------------------------------------------------------
                                                                          Other
                                                                          Annual    Securities    All Other
                                                                         Compen-    Underlying     Compen-
           Name and Principal                     Salary       Bonus      sation      Options       sation
                Position                 Year       ($)         ($)        ($)          (#)          ($)
- -------------------------------------------------------------------------------------------------------------
                  (a)                     (b)       (c)         (d)        (e)          (f)          (g)
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------
 Ray C. Anderson, Chairman,              1994   315,000     250,000       N/A(1)      20,000       1,848(5)
                                        ---------------------------------------------------------------------
 President and Chief                     1993   250,000     149,015       N/A(1)        -0-        1,799(5)
                                        ---------------------------------------------------------------------
 Executive Officer                       1992   242,500     110,144       N/A(1)        -0-        1,746(5)
- -------------------------------------------------------------------------------------------------------------
 Charles R. Eitel, Executive             1994   299,167     240,000       N/A(1)        -0-          -0-
                                        ---------------------------------------------------------------------
 Vice President (President &             1993    42,364(2)  175,000(2)    N/A(1)      100,000        -0-
                                        ---------------------------------------------------------------------
 CEO, Floorcoverings Group)              1992     N/A(2)       N/A(2)     N/A(1)      N/A(2)        N/A(2)
- -------------------------------------------------------------------------------------------------------------
 Royce R. Renfroe,                       1994   225,000     225,000       N/A(1)        -0-       15,595(5)
                                        ---------------------------------------------------------------------
 Senior Vice President                   1993   131,250(3)  153,563(3)    N/A(1)      40,000         -0-
                                        ---------------------------------------------------------------------
                                         1992     N/A(3)       N/A(3)     N/A(1)      N/A(3)        N/A(3)
- -------------------------------------------------------------------------------------------------------------
 Don E. Russell,                         1994   250,000     200,000       N/A(1)      40,000       1,848(5)
                                        ---------------------------------------------------------------------
 Senior Vice President                   1993   200,000      50,490       N/A(1)        -0-        1,799(5)
                                        ---------------------------------------------------------------------
                                         1992   195,000      50,000       N/A(1)        -0-        1,746(5)
- -------------------------------------------------------------------------------------------------------------
 David Milton,                           1994   373,061(4)   30,000       N/A(1)        -0-        1,848(5)
                                        ---------------------------------------------------------------------
 Senior Vice President                   1993   289,319(4)   67,548       N/A(1)        -0-        1,799(5)
                                        ---------------------------------------------------------------------
                                         1992   270,609(4)   30,000       N/A(1)      100,000        -0-
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

(1) Amount does not exceed 10% of the salary/bonus paid to such individual.

(2) Mr. Eitel joined the Company in November 1993. The bonus paid to Mr. Eitel in 1993 was paid pursuant to the terms of Mr. Eitel's employment agreement.

(3) Mr. Renfroe joined the Company in June 1993.

(4) Includes $173,061 (1994), $139,319 (1993) and $120,609 (1992) in
     extraordinary remuneration related to assignment in Hong Kong.

(5) Represents the Company's matching contribution (made in the form of Class A Common Stock) under the Company's 401(k) Savings and Investment Plans. Mr. Renfroe's figure also includes a $1,500 profit sharing contribution under the 401(k) Plan in effect for Bentley Mills, and $12,595 paid for the premium on a whole life insurance policy (a portion of which will be repaid to the Company under the terms of the policy).

COMPENSATION PURSUANT TO CERTAIN PLANS

     Pension Plan. The Company maintains a tax-qualified, noncontributory pension plan (the "Pension Plan") for the benefit of its employees and the employees of all U.S. subsidiaries except Guilford of Maine, Inc. and Bentley Mills, Inc. The Pension Plan provides for the payment of a fixed monthly payment upon an employee's normal retirement at age 65, or early retirement at age 57. The monthly amount payable under the Pension Plan is based on the participant's final average earnings, covered compensation under Social Security and years of participation in the Pension Plan. Final average earnings means the average annual earnings (salary and bonus) for the five consecutive years of highest compensation in the 10 years prior to retirement or other termination of employment. All U.S. based employees of the Company and adopting subsidiaries are entitled to participate in the Pension Plan after serving one year and attaining age 21. Benefits are vested under the Pension Plan as follows: for participants who entered the Pension Plan prior to August 1, 1989, 40% vested after four years of service, and 100% vested after five years of service; for participants who entered the Pension Plan on or after August 1, 1989, 100% vested after five years of service.

     The table set forth below illustrates the estimated annual benefits payable upon retirement under the Pension Plan to persons in specified final average earnings and years-of-participation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement on July 31, 1994. The benefits are not subject to any deduction for Social Security compensation or other offsets. Credited years of participation for each of the individuals named in the Summary Compensation Table that participate in the Pension Plan are as follows: Messrs. Anderson and Russell -- 22 years, Mr.
Eitel -- 1 year, and Mr. Milton -- 2 years.

                               PENSION PLAN TABLE

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                            Years of Participation in Plan
                                           ----------------------------------------------------------------
          Final Average Earnings ($)(1)
                                                15          20          25          30          35
- -----------------------------------------------------------------------------------------------------------
       150,000.............................    30,000     30,000      34,650      41,580      48,150
                                           ----------------------------------------------------------------
       200,000.............................    40,000     40,000      47,150      56,580      66,010
                                           ----------------------------------------------------------------
       250,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       300,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       350,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       400,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       450,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       500,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       550,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       600,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       650,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

(1) For the plan year beginning August 1, 1990, only the first $200,000 of compensation (subject to cost-of-living indexing, but limited to $150,000 for the plan year beginning in 1994) is considered for plan purposes. Further, the annual benefit cannot exceed $90,000 (subject to cost-of-living indexing, $118,800 for 1994).

     Salary Continuation Plan. The Company maintains a nonqualified salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Pension Plan. The Salary Continuation Plan entitles participants to (i) retirement benefits upon retirement at age 65 after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of 10 years if the participant dies before retirement. Benefits are determined according to one of three formulas as follows: 40% of the participant's average monthly cash compensation (salary and bonus) during the three highest paid years of the participant's last five years of employment; 30% of such average monthly compensation; or 30% of the average monthly commissions for the three highest paid years during the last five years of employment. The monthly benefit under the second and third formulas cannot exceed $8,334. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. Benefits are not subject to any deduction for Social Security compensation or other offsets. Benefits are forfeitable in several events, including termination of a participant's employment with the Company. Of the executive officers named in the Summary Compensation Table above, Messrs. Anderson, Eitel and Russell participate in the Salary Continuation Plan, and each such participant has his benefits determined under the first benefit formula. Credited years of service for such participants are 22 years for Messrs. Anderson and Russell, and 1 year for Mr. Eitel.

     Assuming a 5% annual increase in compensation over 1994 levels, the Company estimates the annual benefits receivable upon retirement at age 65 (or as otherwise provided) under the Salary Continuation Plan by the following persons to be as follows: Mr. Anderson -- $261,831; Mr. Eitel -- $467,520; and Mr. Russell -- $253,479.

     Key Employee Stock Option Plans. The Company has adopted a key employee stock option plan (the "Stock Option Plan") which provides for the grant of incentive stock options (which qualify for certain favorable tax treatment) and nonqualified options to key employees of the Company and its subsidiaries. (The Stock Option Plan also allows the issuance of stock appreciation rights, but only in tandem with options granted under the plan.) A maximum of 1,050,000 shares of Common Stock are authorized for issuance with respect to options (and stock appreciation rights) granted under the plan.

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which has authority to determine the employees to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting periods, option prices and other terms of each award. All options are granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. Options granted under the Stock Option Plan generally are not exercisable sooner than 12 months after the date of grant, vest incrementally over a five year period, and are not exercisable later than 10 years after the date of grant. Options are not transferable by the holder other than by will or applicable laws of descent and distribution. No member of the Compensation Committee is currently eligible to receive an award under the Stock Option Plan. Directors who are not officers or employees of the Company also are not eligible to participate in the Stock Option Plan.

     The Company also maintains a stock option plan under which nonqualified options may be granted to key employees and directors of the Company's subsidiaries located outside of the United States (the "Offshore Plan"). A maximum of 1,000,000 shares of Common Stock are authorized for issuance with respect to options under the Offshore Plan. The Compensation Committee also administers the Offshore Plan, and options granted under the Offshore Plan generally have the same terms as those granted under the Stock Option Plan.

     The following table sets forth information with respect to options granted during fiscal 1994 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------

                                                                                Potential
                                                                            Realizable Value
                                                                                   at
                                                                             Assumed Annual
                                                                             Rates of Stock
                                                                                  Price          Alternative to
                                                                              Appreciation        (f) and (g):
                                                                               for Option          Grant Date
                            Individual Grants                                    Term(1)              Value
- -----------------------------------------------------------------------------------------------------------------
                   Number of      Percent of
                   Securities       Total
                   underlying      Options
                    Options        Granted       Exercise or                                       Grant Date
                    Granted      to Employees    Base Price    Expiration     5%        10%       Present Value
      Name            (#)       in Fiscal Year     ($/Sh)         Date        ($)       ($)             $
- -----------------------------------------------------------------------------------------------------------------
       (a)            (b)            (c)             (d)          (e)         (f)       (g)            (h)
- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------
 Ray C. Anderson    20,000        4.06            11.375        11/10/04    143,074   362,576          --
- -----------------------------------------------------------------------------------------------------------------
 Charles R. Eitel     --           --               --             --         --        --             --
- -----------------------------------------------------------------------------------------------------------------
 Royce R. Renfroe     --           --               --             --         --        --             --
- -----------------------------------------------------------------------------------------------------------------
 Don E. Russell     40,000        8.12             15.50        01/05/04    389,915   988,120          --
- -----------------------------------------------------------------------------------------------------------------
 David Milton         --           --               --             --         --        --             --
- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices of the Company's Common Stock.

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table, (i) the number of options held at fiscal year-end, and (ii) the value of such options at fiscal year-end. No options were exercised by the named executives during fiscal 1994.

                         FISCAL YEAR-END OPTION VALUES

- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
                                                                                Value of
                                                       Number of              Unexercised
                                                      Unexercised             In-the-Money
                                                        Options                 Options
                                                       at Fiscal               at Fiscal
                                                     Year-End (#)             Year-End ($)
                                                      -----------             -----------
                                                     Exercisable/             Exercisable/
                      Name                           Unexercisable           Unexercisable
- -----------------------------------------------------------------------------------------------
                       (a)                                (b)                     (c)
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
 Ray C. Anderson                                       0/20,000               0/20,000(1)
- -----------------------------------------------------------------------------------------------
 Charles R. Eitel                                    50,000/50,000          43,750/43,750(1)
- -----------------------------------------------------------------------------------------------
 Royce R. Renfroe                                    8,000/32,000           11,000/44,000(1)
- -----------------------------------------------------------------------------------------------
 Don E. Russell                                      8,000/32,000                0/0(2)
- -----------------------------------------------------------------------------------------------
 David Milton                                        60,000/40,000          52,500/35,000(1)
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

(1) Aggregate market value of the shares issuable upon exercise of the options (based on December 31, 1994 closing price for Class A Common Stock of $12.375 per share), less the aggregate exercise price payable by the named executive officer.

(2) Exercise price of options exceeds market price of Class A Common Stock at fiscal year-end.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Charles R. Eitel in October 1993, appointing him as a Senior Vice President of the Company and President of Interface Flooring Systems, Inc. and Interface Americas, Inc. (Mr. Eitel's current position is President and CEO, Floorcoverings Group.) The Company also agreed to nominate Mr. Eitel for election as a director of the Company each year during the term of the employment agreement. The agreement provides that Mr. Eitel will receive a minimum annual salary of $295,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. In connection with his agreement, Mr. Eitel was granted an option to purchase 100,000 shares of Common Stock under the Stock Option Plan. The option was structured to vest in full over a three year period. The employment agreement is for a three year term, but will be automatically extended for additional successive one year periods through the fourteenth anniversary of the date of the agreement, unless either the Company or Mr. Eitel provides the other with notice not less than 90 days prior to any such anniversary date of its or his intention to allow the agreement to expire on such anniversary date. The Company may terminate Mr. Eitel's employment at any time, with or without cause. In the event the Company terminates Mr. Eitel's employment without cause prior to the "scheduled expiration date" (which means the end of the initial three year term, or the next succeeding anniversary date in the event of an annual renewal), Mr. Eitel will be entitled to continue to receive his salary and participate in certain employee benefit plans through the scheduled expiration date or the first anniversary of the date of termination, whichever is later.

     The Company entered into a five year employment agreement with Royce R. Renfroe in June 1993, appointing him President and CEO of Bentley Mills, Inc. The agreement provides that Mr. Renfroe will receive a minimum annual salary of $225,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. In connection with his employment agreement, Mr. Renfroe was granted an option to purchase 40,000 shares of Common Stock under the Stock Option Plan. The Company may terminate Mr. Renfroe's employment at any time, with or without cause. In the event the Company terminates Mr. Renfroe's employment without cause, he will be entitled to continue receiving his salary through the scheduled expiration date of the agreement, provided, however, that such salary shall be reduced by any amounts earned by Mr. Renfroe from other employment during such period. The Company is also obligated, in the event of a termination without cause, to continue paying, through the first anniversary of the date of termination, the cost of Mr. Renfroe's participation in health, medical, dental, life and disability insurance benefit plans. In the event of a change in control of Bentley Mills, if Mr. Renfroe is not offered employment by the buyer of or successor to Bentley Mills on substantially the same terms and conditions as under his existing employment agreement, Mr. Renfroe could be entitled to receive severance benefits on the grounds that the Company has terminated his employment without cause.

     The Company entered into an employment agreement with Don E. Russell in February 1995, appointing him as a Senior Vice President of the Company and President of Interface Europe, Inc. The agreement provides that Mr. Russell will receive a minimum annual salary of $250,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. The agreement is for a term ending on Mr. Russell's 65th birthday (January 10, 2003). The Company may terminate Mr. Russell's employment at any time, with or without cause; provided, however, in the event the Company terminates Mr. Russell's employment prior to January 11, 1998, the Company is obligated to continue the salary, bonus and benefits payable to Mr. Russell under the employment agreement and all applicable employee benefit plans of the Company through January 11, 1998. In the event Mr. Russell is terminated for cause (as defined in the agreement) at any time, or terminated without cause after January 11, 1998, he would not be entitled to any severance pay.

     The Company entered into an employment agreement with David Milton in July 1994, appointing him as a Senior Vice President of the Company and President of Interface Asia-Pacific, Inc. The agreement provides that Mr. Milton will receive a minimum annual salary of $200,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. The agreement is for a term ending on Mr. Milton's 65th birthday (October 19, 2000). The Company may terminate Mr. Milton's employment at any time, with or without cause; provided, however, in the event the Company terminates Mr. Milton's employment prior to January 1, 1997, the Company is obligated to continue the salary, bonus and benefits payable to Mr. Milton under the employment agreement and all applicable employee benefit plans of the Company through January 1, 1997. In the event Mr. Milton is terminated for cause (as defined in the agreement) at any time, or terminated without cause after January 1, 1997, he would not be entitled to any severance pay.

     The employment agreement for each of the above-named executives contains provisions placing certain restrictions on the executive's ability to compete with the Company following the expiration or termination of his employment agreement.

COMPENSATION OF DIRECTORS

     The Company does not have any standard arrangement pursuant to which each director of the Company is compensated for his services as a director or as a member of any committee of the Board of Directors.

     During fiscal 1994, the Company paid Carl I. Gable approximately $15,000 for consulting services rendered on corporate finance and general business matters. The Company paid Clarinus van Andel a total of $41,280 for consulting services related to the Company's operations in Continental Europe and for serving on the supervisory board of Interface Europe B.V. The Company paid David Thomas a total of $30,280 for consulting services related to the Company's operations in the United Kingdom and for serving as a director of the Company's modular carpet subsidiary in the U.K., Interface Europe Ltd.

     In fiscal 1994, the Company issued stock options (under the Offshore Plan) for 20,000 shares each to Messrs. Anderson, Gable, Lanier, Saulter, Thomas and van Andel in connection with their serving as directors of certain of the Company's foreign subsidiaries. The options vest incrementally over a five year period.

     The Company has agreed to pay Leonard G. Saulter, who previously served as an executive officer of the Company, $45,000 per year for a five year period ending in 1998, and $15,000 per year beginning in 1999 for the remainder of his life. The Company made the required payment during 1994. The Company paid Mr. Saulter an additional $15,000 in 1994 for consulting services related to the Company's interior fabrics business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served on the Compensation Committee of the Board of Directors during fiscal 1994: Ray C. Anderson, Carl I. Gable and J. Smith Lanier, II. Mr. Anderson is the Chairman, President and Chief Executive Officer of the Company, and served in those capacities during fiscal 1994. Mr. Gable served as President of the Company from March 1984 until June 1985.

     During 1994, the Company paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $2,160,000 in connection with insurance policies purchased on behalf of the Company. J. Smith Lanier, II has a substantial ownership interest in this insurance agency. Management of the Company believes that the insurance brokerage transaction was effected on terms at least as favorable to the Company as could have been obtained from other sources or unrelated parties in view of the nature of the transaction and the services rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1994, the Company extended Charles R. Eitel, a director and executive officer of the Company, an advance of $225,000 in connection with Mr. Eitel's relocation from Chattanooga, Tennessee to Atlanta, Georgia. The advance was repaid in full (without interest) within 60 days.

     In November 1993, the Company extended C. Edward Terry, a director and executive officer of the Company, an advance of $330,924 in connection with Mr. Terry's relocation from LaGrange to Atlanta, Georgia. The advance, together with interest at the rate of 7% per annum, was to be repaid upon the sale of Mr. Terry's residential property in LaGrange, Georgia. The Company retained the option, however, to purchase the property in exchange for forgiveness of the debt owed by Mr. Terry, and the Company exercised the purchase option in 1994.

     The law firm with which Carl I. Gable, a director of the Company, is associated rendered legal services to the Company during fiscal 1994 (but does not serve as the Company's principal outside counsel).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation awards, and achievement criteria, for the Company's senior management are recommended annually by the Company's Chief Executive Officer, and reviewed and approved by the Compensation Committee of the Board of Directors. The Committee is composed of three members, Ray C. Anderson, the Company's Chairman and Chief Executive Officer, Carl I. Gable and J. Smith Lanier, II. Messrs. Gable and Lanier are nonemployee directors of the Company.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain outstanding senior management. The program consists of three principal components: (i) competitive base salaries, (ii) annual, variable cash bonuses based on the achievement of established financial and nonfinancial objectives, and (iii) long-term stock option incentives. Under the program, a substantial portion of an executive's compensation is directly linked to the Company's financial performance and the interests of shareholders. The Committee strives to administer the program to present total compensation opportunities for senior executives of the Company that are commensurate with the responsibilities undertaken by the executives, and that are competitive with those offered by employers of comparable size in the Company's industry. (Information concerning compensation offered by other employers in the industry is gathered informally, at irregular intervals, and serves only as a general benchmark; the Committee, for fiscal 1994, made no determination to set the compensation levels of the Company's executives to correspond to the high, median or low end of such comparative data. Certain of the competitors considered from time to time are included in the companies comprising the "industry group" index used in the performance graph below.)

     Base Salary. Base salary compensation is based on a variety of factors, including the executive's level of responsibility, time with the Company, geographical cost-of-living considerations and individual contribution and performance, as well as internal equalization policies of the Company, comparison to executive pay outside of the Company, and general economic conditions. (Evaluation of certain of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.) The senior executives of the Company (including the Chief Executive Officer) received raises in base salary in fiscal 1994 averaging 14%. These 1994 increases were deemed appropriate in light of prevailing market conditions and the fact that raises in recent years had been restricted under the Company's stringent cost control program in effect since 1991. Indeed, the senior executives of the Company (including the Chief Executive Officer) did not receive any increase in base salary for fiscal 1993. (The apparent small increase in base salary from 1992 to 1993, for certain executives, is due to the executives receiving a full year's pay in fiscal 1993 at pay levels that were put in place during fiscal 1992.)

     Bonuses. The Company's incentive compensation program is tied to Company, business unit (subsidiary) and individual performance. Each executive officer of the Company (including the Chief Executive Officer) is assigned a range of bonus potential (expressed as a percentage of base salary), and a personalized set of financial and nonfinancial objectives for the year. Evaluation of nonfinancial objectives is, inherently, somewhat subjective, and equal weight is assigned to each of these objectives. At least 65% of each executive officer's bonus potential is based on measurable financial performance. Typical relative weights assigned to financial objectives are indicated below. The amount of bonus earned is determined by the degree to which the financial and nonfinancial objectives have been achieved. In limited instances the operation of the bonus formula has resulted in a bonus amount that the Committee believed to be unjust in light of extenuating circumstances, and the Committee has, on certain occasions, increased the bonus paid to the affected executive.

     For the Senior Vice Presidents of the Company who are directly accountable for the profitability of subsidiaries, financial objectives for 1994 focused on:
(i) earnings per share, (ii) return on net assets managed, (iii) subsidiary sales growth, measured against budgeted amounts and results from the prior year, and (iv) control of fixed costs, also measured against budgeted amounts and results from the prior year. (Relative weights assigned to these financial objectives were 20%, 40%-50%, 20% and 10%-20%, respectively.) Non-financial objectives for such senior executives are tailored to their respective markets and geographic regions, but consistently focus on sales and competitive strategies, strategic acquisitions, investments and alliances, technological advancements, quality control measures and employee relations.

     Mr. Anderson's financial objectives for 1994 (70% weight) were based on:
(i) earnings per share, (ii) return on net assets, (iii) market performance (price/earnings ratio) of the Company's stock, and (iv) Company sales growth, measured against budgeted amounts and results from the prior year. Relative weights assigned to such financial objectives were 20%, 40%, 20% and 20%, respectively. Mr. Anderson's non-financial objectives for 1994 (30% weight) focused on defining overall corporate strategy (including acquisitions and management succession), and also were linked to the nonfinancial objectives of the executive officers who report to him.

     On an aggregate basis (giving effect to relative weights), Mr. Anderson achieved 87% of target levels for his financial objectives, with the best performance being in the areas of earnings per share and market performance of the Company's stock. Mr. Anderson was credited with a slightly higher percentage of target levels for his nonfinancial objectives, receiving high marks for his role in securing the services of Messrs. Eitel and DeMoura, and his efforts in the acquisition of Prince Street.

     Stock Options. The Company also utilizes grants of stock options to its executives to strengthen the mutuality of interests between the Company's senior management and shareholders. (A summary description of the Company's stock option plans is set forth above under the heading "Compensation Pursuant to Certain Plans -- Key Employee Stock Option Plans".) Stock options help to retain and motivate executives, but reward executives only for overall performance which translates into higher returns for shareholders. Options granted under the Company's stock option plans have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant; thus, the options only have value if the market price of the Company's stock rises. Moreover, options granted under the plans typically vest incrementally over a five year period, compelling an executive to remain with the Company for a significant time period before being able to fully recognize the value of the options. The five year vesting schedule also serves to focus executives on the long-term objectives of the Company. The Committee believes stability of quality management and a proper focus on long-term Company objectives provide for enduring shareholder value. Each of the executive officers named in the Summary Compensation Table holds stock options.

     The Committee does not anticipate that the new tax law serving to cap executive compensation that is deductible by the Company at $1,000,000 per individual will, in the near term, dictate any change in the compensation policies of the Committee.

     The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

                                          THE COMPENSATION COMMITTEE

                                          Ray C. Anderson
                                          Carl I. Gable
                                          J. Smith Lanier, II

PERFORMANCE GRAPH

     The following graph compares, for the five year period ended January 1, 1995, the Company's total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on NASDAQ and (ii) an industry group comprised of NASDAQ-listed companies (U.S. and foreign) producing textile products.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS ($)


                                                                 NASDAQ STOCKS
                                                 NASDAQ STOCK    (U.S.+FOREIGN)
      MEASUREMENT PERIOD          INTERFACE,     MARKET (U.S.    - TEXTILE MILL
    (FISCAL YEAR COVERED)            INC.         COMPANIES)        PRODUCTS
01/01/90                                 100.0           100.0           100.0
12/30/90                                  55.4            82.8            69.7
12/29/91                                  63.6           136.9            84.6
01/03/93                                  70.5           157.5           102.0
01/02/94                                  88.7           179.7           145.4
01/01/95                                  73.3           175.7           103.5

NOTES:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.0 on 01/01/90.
E. The Company's fiscal year ends on the Sunday nearest to December 31.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1994. All of the incumbent directors attended at least 75% of the meetings of the Board and of each committee of the Board on which they served that were held during the periods that they served.

     The Board of Directors has an Executive Committee currently composed of Ray
C. Anderson, Carl I. Gable and J. Smith Lanier, II. The Executive Committee met three times during 1994. Messrs. Anderson, Gable and Lanier also serve as the members of the Board's Compensation Committee. The Compensation Committee met two times during 1994. The function of the Compensation Committee is to review and determine compensation for executives of the Company and to administer the Company's stock option and employee benefit plans. (See "Executive Compensation" above.) The Board of Directors also has an Audit Committee, currently composed of Mr. Gable, Mr. Lanier and Leonard G. Saulter. The Audit Committee met three times during 1994. The function of the Audit Committee is to (i) recommend annually to the Board whether the Company's independent auditors should be retained, (ii) review with the independent auditors the auditors' report or opinion on the Company's financial statements and related notes, and (iii) review the

Company's internal financial reporting procedures and any transactions between the Company and its directors.

     The Board of Directors does not have a standing nominating committee or other standing committee performing similar functions.

                 RESOLUTION CONCERNING THE MACBRIDE PRINCIPLES
                                    (ITEM 2)

     The Company is informed that the New York City Employees' Retirement Fund, Teachers' Retirement Fund, Police Pension Fund and Fire Department Pension Fund, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, and the Minnesota State Board of Investment, MEA Building, 55 Sherburne Avenue, St. Paul, Minnesota 55155, holders of a total of 282,723 shares of Class A Common Stock, intend to introduce at the annual meeting the following resolution:

     WHEREAS, a wholly-owned subsidiary of Interface, Inc. has operations in Northern Ireland;

     WHEREAS, the ongoing peace process in Northern Ireland encourages us to search for nonviolent means for establishing justice and equality;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

     1. Increasing the representation of individuals from under-represented religious groups in the work force, including managerial, supervisory, administrative, clerical and technical jobs.

     2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

     3. The banning of provocative religious or political emblems from the workplace.

     4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

     5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

    6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

     7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of minority employees.

     8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

     9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, the aforementioned shareholders request the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, the proposal to implement the MacBride Principles is approved if the affirmative votes cast by the Company's outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

PROPOSING SHAREHOLDERS' STATEMENT ON PROPOSAL

     - Continued discrimination and worsening employment opportunities have been cited as contributing to increasing support for a violent solution to Northern Ireland's problems.

     - In May 1986, the United States District Court ruled in NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986) that "all nine of the MacBride Principles could be legally implemented by management [of American Brands] in its Northern Ireland facility."

     - An endorsement of the MacBride Principles by Interface, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations. Please vote your proxy FOR these concerns.

BOARD OF DIRECTORS' STATEMENT ON PROPOSAL

     The Board of Directors favors a vote AGAINST this proposal.

     As a matter of corporate policy, the Company shares the concern of the proposing shareholders regarding equal employment in Northern Ireland and elsewhere. The Company's policy worldwide is to offer employment and advancement on a fair and nondiscriminatory basis. It is the policy of the Company that equal employment opportunities be extended to qualified persons regardless of their age, race, color, sex, religion or national origin, and the Board of Directors supports this commitment.

     Furthermore, the Board of Directors believes that the Company's employment policies in Northern Ireland are consistent with the principles of fair employment and equal opportunity, and fulfill the requirements of law that there be no discrimination in employment and that employment practices not have the effect of making it more difficult for persons of any particular religious belief to obtain employment or advancement. The Company adheres to the Fair Employment (Northern Ireland) Act of 1989 (the "Fair Employment Act"), which makes religious discrimination and preferential treatment in employment illegal. The Fair Employment Act requires the Company to monitor its work force, submit annual returns and regularly review its employment procedures; allows the Fair Employment Commission to oversee such reviews; and provides for the imposition of penalties against employers who are found to have discriminated on the grounds of religious or political beliefs, including, in some instances, a refusal to allow employers to obtain government contracts. In addition, as an employer with more than 25 employees in Northern Ireland, the Company has registered under the Fair Employment Act, and thus works with the Fair Employment Commission to further ensure that its employment procedures are not discriminatory.

     The Board of Directors does not believe, however, that it is advisable for the Company to endorse or subscribe to the MacBride Principles as set forth in the proposed resolution. The Company believes that governmental action is the proper method by which to address the difficulties in Northern Ireland, and that the Fair Employment Act adequately addresses the concerns raised by the MacBride Principles. The Company also believes that implementing some of the Principles (for example, numbers 1 and 8) could cause the Company to go beyond encouraging minority employment and to engage in reverse discrimination, which is illegal under the laws of the United Kingdom. Although the shareholder proposal endorses only "lawful" activity, the Company believes the difficulty in distinguishing between legal and illegal behavior in this area makes it inadvisable for the Company to formally adopt the Principles as a matter of corporate policy. Other aspects of the Principles could require the Company to take actions which are beyond its power to accomplish. For example, Principle 2 could be interpreted to require the Company to guarantee adequate security to employees while traveling to and from work, which obviously is impossible for any employer to ensure anywhere in the world. In addition, many of the policies suggested by the Principles are already encompassed within the Company's current policy of equal employment opportunity.

     For the foregoing reasons, the Board of Directors does not believe that adoption of this resolution is advisable or that such adoption would advance the Company's existing commitment to fair employment practices. If the votes cast in favor of the resolution are less than 10% of the total number of votes cast, the Company can delete this proposal from future proxy statements; the Board of Directors thus urges you to vote AGAINST this proposal.

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

     BDO Seidman served as the principal independent auditors for the Company during fiscal 1994. Management of the Company anticipates that BDO Seidman will be the independent auditors for the current fiscal year, but the Board of Directors has not yet considered the selection of public accountants for the current year. Representatives of BDO Seidman are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1996 annual meeting must be received by the Company no later than December 14, 1995, in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          DAVID W. PORTER
                                          ------------------------------------
                                          DAVID W. PORTER
                                          Secretary

April 10, 1995

                             (INTERFACE(R) LOGO)

                                                                     APPENDIX A


                              CLASS A COMMON STOCK
                                INTERFACE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 18, 1995, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.    / /  FOR all nominees for directors listed below            / /  WITHHOLD AUTHORITY to vote for all
           (except as marked to the contrary)                          nominees listed below
      CARL I. GABLE; JUNE M. HENTON; J. SMITH LANIER, II; LEONARD G. SAULTER; DAVID G. THOMAS; and CLARINUS C. TH. VAN
      ANDEL.
      (INSTRUCTION: To withhold authority to vote for any individual nominee strike through that nominee's name.)

      -------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS FAVORS A VOTE "AGAINST" PROPOSAL 2.
2.    Proposal submitted by two shareholders requesting implementation of the MacBride Principles.
                             / / FOR                     / / AGAINST                     / / ABSTAIN
                                        (Continued, and to be signed, on other side)
3.    In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND FAVORS A VOTE "AGAINST" PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. (If you own Class B shares that are subject to the voting agreement described in the Proxy Statement, those shares will be voted as indicated on page 7 of the Proxy Statement.)

                                          Please date and sign this Proxy
                                          exactly as name appears.

                                          --------------------------------------

                                          --------------------------------------

                                          NOTE: When signing as an attorney,
                                          trustee, administrator or guardian,
                                          please give your title as such. In the
                                          case of joint tenants, each joint
                                          owner must sign.

                                          Dated:
                                          --------------------------------------

                                                                     APPENDIX B

                              CLASS B COMMON STOCK
                                INTERFACE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 18, 1995, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.    / /  FOR all nominees for directors listed below            / /  WITHHOLD AUTHORITY to vote for all
           (except as marked to the contrary)                          nominees listed below

      RAY C. ANDERSON; BRIAN L. DEMOURA; CHARLES R. EITEL; DAVID MILTON; ROYCE R. RENFROE; DON E. RUSSELL; and C. EDWARD
      TERRY.
      (INSTRUCTION: To withhold authority to vote for any individual nominee strike through that nominee's name.)

      -------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS FAVORS A VOTE "AGAINST" PROPOSAL 2.
2.    Proposal submitted by two shareholders requesting implementation of the MacBride Principles.
                             / / FOR                     / / AGAINST                     / / ABSTAIN
                                        (Continued, and to be signed, on other side)
3.    In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND FAVORS A VOTE "AGAINST" PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. (If you own Class B shares that are subject to the voting agreement described in the Proxy Statement, those shares will be voted as indicated on page 7 of the Proxy Statement.)

                                          Please date and sign this Proxy
                                          exactly as name appears.

                                          --------------------------------------

                                          --------------------------------------

                                          NOTE: When signing as an attorney,
                                          trustee, administrator or guardian,
                                          please give your title as such. In the
                                          case of joint tenants, each joint
                                          owner must sign.

                                          Dated:
                                          --------------------------------------